            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


                                    GIVE THE
                                     SOCIAL
                                    SECURITY
 FOR THIS TYPE ACCOUNT:            NUMBER OF:
------------------------  ----------------------------
1.  An individual's       The individual
    account
2.  Two or more           The actual owner of the
    individuals (joint    account or, if combined
    account)              funds, any one of the
                          individuals(1)
3.  Custodian account     The minor(2)
    of a minor
    (Uniform Gift to
    Minors Act)

4.  a. The usual          The grantor-trustee(1)
       revocable savings
       trust account
       (grantor is also
       trustee)
    b. So-called trust    The actual owner(1)
       account that is not
       a legal or valid
       trust under State
       law
5.  Sole proprietorship    The owner(3)
    account
6.  A valid trust,         Legal entity (Do not
    estate, or pension     furnish the identifying
    fund                   number of the personal
                           representative or trustee
                           unless the legal entity
                           itself is not designated in
                           the account title)(4)


                                GIVE THE
                                EMPLOYER
                             IDENTIFICATION
 FOR THIS TYPE ACCOUNT:        NUMBER OF:
------------------------ ----------------------
7.   Corporate account   The corporation
8.   Partnership account The partnership
     held in the name of
     the business
9.   Association, club,  The organization
     or other tax-exempt
     organization
10.  A broker or         The broker or nominee
     registered nominee
11.  Account with the    The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     State or local
     government, school
     district, or prison)
     that receives
     agricultural program
     payments
-----------------------------------------------

(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.

(4) List first and circle the name of the legal trust, estate or pension trust

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.


PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

 o  A corporation.

 o  A financial institution.

 o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

 o  The United States or any agency or instrumentality thereof.

 o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 o A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.

 o  An international organization or any agency or instrumentality thereof.

 o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 o  A real estate investment trust.

 o  A common trust fund operated by a bank under section 584(a).

 o  An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).

 o  An entity registered at all times under the Investment Company Act of 1940.


 o  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 o  Payments to nonresident aliens subject to withholding under section 1441.

 o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

 o Payments of patronage dividends where the amount received is not paid in money.

 o  Payments made by certain foreign organizations.

 o  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 o  Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 o  Payments described in section 6049(b)(5) to nonresident aliens.

 o  Payments on tax-free covenant bonds under section 1451.

 o  Payments made by certain foreign organizations.

 o  Payments made to a nominee.

Exempt payees described above nevertheless should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the substitute Form W-9 as follows: FURNISH YOUR TIN, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, AND RETURN THE FORM TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045, 6050A. (All "section" references herein are to the Internal Revenue Code of 1986.)

Privacy Act Notice -- Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.


PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN -- If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS -- If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.